Exhibit 21.1

Subsidiaries of T REIT Liquidating Trust

T REIT CONGRESS CENTER MEMBER, LLC (Delaware)
T REIT AMBEROAKS GP, LLC (Texas)
T REIT TITAN PLAZA GP, LLC (Texas)